EXHIBIT 10.1

Empire Petroleum Corporation

2019 Stock Option Plan

I. PURPOSE

The Empire Petroleum Corporation 2019 Stock Option Plan (the "Plan") has been established by Empire Petroleum Corporation, a Delaware corporation (the "Company"), to attract and retain the best available employees, directors, and independent contractors and to encourage the highest level of performance by such individuals in order to serve the best interests of the Company and its stockholders.  The Plan is expected to contribute to the attainment of these objectives by offering eligible individuals the opportunity to acquire stock ownership interests in the Company, and to provide them with incentives to put forth and maximize efforts for the success of the Company.

II. DEFINITIONS

The following definitions shall be applicable throughout the Plan unless specifically modified by any paragraph:

(a) "1934 Act" means the Securities Exchange Act of 1934, as amended, or any successor statute.

(b) "Award" means, individually or collectively, a grant under the Plan of Incentive Stock Options, Nonqualified Stock Options, or both.

(c) "Award Agreement" means a written agreement between the Company and a Participant with respect to a grant of an Award.

(d) "Board" means the Board of Directors of the Company.

(e) "Cause" shall mean the following:

(i)	misconduct in or neglect of the responsibilities of Participant in his or her position with the Company;

(ii)	committing any act of dishonesty or fraud or any crime affecting the Company's assets or reputation;

(iii)	conviction of any felony;

(iv)	engaging in any business competing with the Company;

(v)	disclosing Company proprietary information without prior authorization;

(vi)	conduct on the part of Participant that makes his or her continued employment prejudicial to the Company's best interest;

(vii)	misappropriation of any corporate asset; or

(viii)	any material violation of any Company policy;

in each case, as determined by the Board.

If a Participant and the Company are parties to an employment agreement, employment letter or any other form of agreement and such agreement contains a definition of "cause," then such definition of "cause" shall apply for purposes of this Plan and any Award issued hereunder.  A Participant shall be considered to have been discharged for Cause if the Company determines within thirty (30) days after his resignation or discharge that discharge for Cause was warranted.

(f) "Code" means the Internal Revenue Code of 1986, as amended.  Reference in the Plan to any section of the Code shall be deemed to include any amendments or successor provisions to such section and any regulations under such section.

(g) "Change in Control" means the occurrence of any of the following events:

(i) the date any one person, or more than one "person" acting as a group, acquires (or has acquired during the twelve-month period ending on the date of the most recent acquisition by such person(s)) ownership of Common Stock possessing more than fifty percent (50%) of the total voting power of the Common Stock of the Company (except that for purposes of this definition, "person" shall not include any person (or any person that controls, is controlled by or is under common control with such person) who as of the date of an Award Agreement owns ten percent (10%) or more of the total voting power represented by the outstanding voting securities of the Company, or a trustee or other fiduciary holding securities under any employee benefit plan of the Company, or a corporation that is owned directly or indirectly by the Shareholders of the Company in substantially the same percentage as their ownership of the Company);

(ii) the date the following individuals cease for any reason to constitute a majority of the number of directors then service: individuals who constitute the Board as of the date the Plan is approved by the Board and any new director (other than a director whose initial assumption of office is in connection with an actual or threatened election contest, including, but not limited to, a consent solicitation, relating to the election of directors of the Company) whose appointment or election by the Board or nomination for election by the Company's stockholders was approved or recommended by a vote of a majority of the directors then still in office who either were directors on the date hereof or whose appointment, election or nomination for election was previously so approved or recommended;

(iii) any consolidation or merger to which the Company is a party, if following such consolidation or merger, stockholders of the Company immediately prior to such consolidation or merger shall not beneficially own securities representing at least fifty-one percent (51%) of the combined voting power of the outstanding voting securities of the surviving or continuing corporation; or

(iv) any sale, lease, exchange or other transfer (in one transaction or in a series of related transactions) of all, or substantially all, of the assets of the Company, other than to an entity (or entities) of which the Company or the stockholders of the Company immediately prior to such transaction beneficially own securities representing at least fifty-one percent (51%) of the combined voting power of the outstanding voting securities.

Notwithstanding the foregoing, however, in any circumstance or transaction in which compensation resulting from or in respect of an Award would result in the imposition of an additional tax under Code Section 409A if the foregoing definition of "Change in Control" were to apply, but would not result in the imposition of any additional tax if the term "Change in Control" were defined herein to mean a "change in control event" within the meaning of Treasury Regulation Section 1.409A-3(i)(5), then "Change in Control" shall mean a "change in control event" within the meaning of Treasury Regulation Section 1.409A-3(i)(5), but only to the extent necessary to prevent such compensation from becoming subject to an additional tax under Code Section 409A.

(h) "Compensation Committee" means a committee of the Board that is selected by the Board as provided in Section IV(a); provided, however, upon and after the time that a Director, officer or Participant of the Company first becomes subject to Section 16(b) of the 1934 Act, each member of the Committee shall, if practicable, be a "nonemployee director" within the meaning of the rules promulgated under such Section 16(b) and an "outside director" within the meaning of Treasury Regulation Section 1.162-27(e)(3).

(i) "Common Stock" means the common stock of the Company, or any security into which such common stock may be changed by reason of any transaction or event of the type described in Article VIII.

(j) "Company" means Empire Petroleum Corporation, a Delaware corporation.

(k) "Director" means an individual who is a member of the Board who is not an Employee.

(l) "Disability" has the meaning set forth in Code Section 409A and the Treasury Regulations thereunder.

(m) "Employee" means any person who is an employee of the Company or one of its subsidiaries, including an employee who is an officer or member of the Board.

(n) "Exercise Price" means the price at which a Participant may purchase a Share pursuant to an Option.

(o) "Fair Market Value" means, as of any specified date, the fair market value of a share of Common Stock as determined in good faith in writing by the Compensation Committee in such manner as it deems appropriate, in accordance with Code Section 409A and, if applicable, the applicable provisions of the Code with respect to grants of ISOs.

(p) "Incentive Stock Option" or "ISO" means a stock option intended to qualify as an "incentive stock option" within the meaning of Code Section 422.

(q) "Independent Contractor" means a person who is engaged by the Company or any of its subsidiaries to provide bona fide consulting or advisory services for the Company or any of its subsidiaries; provided that such services are not in connection with the offer or sale of securities in a capital raising transaction and do not directly promote or maintain a market for the Company's securities.

(r) "Option" means an Award granted under Article VII of the Plan and includes both Incentive Stock Options to purchase Common Stock and Options that do not constitute Incentive Stock Options to purchase Common Stock.

(s) "Participant" means an Employee, Director, or Independent Contractor who has been granted an Award.

(t) "Plan" means the Empire Petroleum Corporation 2019 Stock Option Plan, as amended from time to time.

(u) "Service" means service as an Employee, Director or Independent Contractor.

(v) "Share" means a share of Common Stock issued under this Plan.  A Share issued under this Plan shall be subject to dilution in the event that additional Shares are issued by the Company.

III. EFFECTIVE DATE AND DURATION OF THE PLAN

The Plan shall become effective on April 3, 2019 ("Effective Date"). No further Awards may be granted under the Plan after ten (10) years from the effective date of the Plan.  The Plan shall remain in effect until all Options granted under the Plan have been exercised or expired.

IV. ADMINISTRATION

(a) Composition of Compensation Committee.  The Board may appoint at least two Directors to be the members of the Compensation Committee, with the authorization to exercise the powers described in this Article IV.  If the Board fails to appoint a separate Compensation Committee, the full Board shall serve as the Compensation Committee.

(b) Powers.  Subject to the express provisions of the Plan, the Compensation Committee shall have authority, in its discretion, to determine which Employees, Directors, or Independent Contractors shall receive an Award, the time or times when such Award shall be made, the type of Award that shall be made, the number of shares to be subject to each Option.  In making such determinations, the Compensation Committee shall take into account the nature of the services rendered by the respective Employees, Directors, or Independent Contractors their present and potential contribution to the Company's success and such other factors as the Compensation Committee in its sole discretion shall deem relevant.

(c) Additional Powers.  The Compensation Committee shall have such additional powers as are delegated to it by the other provisions of the Plan.  Subject to the express provisions of the Plan, this shall include the power to construe the Plan and the respective agreements executed hereunder, to prescribe rules and regulations relating to the Plan, and to determine the terms, restrictions and provisions of the agreement relating to each Award, including such terms, restrictions and provisions as shall be requisite in the judgment of the Compensation Committee to cause designated Options to qualify as Incentive Stock Options, and to make all other determinations necessary or advisable for administering the Plan.  The Compensation Committee may correct any defect or supply any omission or reconcile any inconsistency in the Plan or in any agreement relating to an Award in the manner and to the extent it shall deem expedient to carry it into effect.  The determinations of the Compensation Committee on the matters referred to in this Article IV shall be conclusive.

V. SHARES SUBJECT TO THE PLAN; AWARD LIMITS

(a) Shares Subject to the Plan.

(1) Subject to adjustment in the same manner as provided in Article VIII with respect to shares of Common Stock subject to Options then outstanding, the aggregate number of shares of Common Stock that may be issued as Options under the Plan shall not exceed 10,000,000 shares.

(2) Shares of Common Stock shall be deemed to have been issued under the Plan only to the extent actually issued and delivered pursuant to an Award or to the extent an Award denominated in shares of Common Stock is settled in cash.  Further, shares of Common Stock previously granted or issued in connection with an Award of Options that are subsequently forfeited back to the Company and/or that are canceled on account of termination or expiration of an Award shall be made available for issuance as Awards of Options under the Plan.

(b) Stock Offered.  Subject to the limitations set forth in Section V(a), the stock to be offered pursuant to the grant of an Award may be authorized but unissued Common Stock or Common Stock previously issued and outstanding and reacquired by the Company.  Any of such shares which remain unissued and which are not subject to outstanding Awards at the termination of the Plan shall cease to be subject to the Plan but, until termination of the Plan, the Company shall at all times make available a sufficient number of shares to meet the requirements of the Plan.

VI. ELIGIBILITY

(a) Eligible Persons. Awards may be granted only to persons who, at the time of grant, are Employees, Directors, or Independent Contractors.  An Award may be granted on more than one occasion to the same person, and, subject to the limitations set forth in the Plan, such Award may include an Incentive Stock Option, an Option that is not an Incentive Stock Option or any combination thereof.

(b) Selection of Participants. The Compensation Committee shall select the individuals who shall receive Options and shall determine the number of shares of Common Stock subject to a particular Option grant in its sole discretion.

VII. STOCK OPTIONS

(a) Option Period.  The term of each Option shall be as specified in the Award Agreement as determined by the Compensation Committee at the date of grant, but in no event shall an Option be exercisable after the expiration of ten (10) years from the date of grant.

(b) Vesting; Limitations on Exercise of Option.  Unless otherwise determined by the Compensation Committee, no Option shall be exercisable until it has vested. The vesting and exercisability schedule applicable to Options shall be determined by the Compensation Committee and specified in the applicable Award Agreement or an amendment to the Award Agreement.  The Compensation Committee may accelerate the vesting or exercisability of any or all outstanding Options at any time for any reason.

(c) Expiration of Option; Forfeiture. Except as otherwise provided in an Award Agreement, if a Participant's Service terminates, then the Participant's Options shall expire or be forfeited as follows:

(1) Termination of Service (Except by Death or for Cause). The Options shall expire on the earliest of:

(i) the expiration of the period described in (a) above;

(ii) the date that is three (3) months after the termination of the Participant's Service for any reason other than death or Disability, or, except in the case of ISOs, such later date as the Compensation Committee may determine; or

(iii) the date that is six (6) months after the termination of the Participant's Service by reason of Disability, or such later date as the Compensation Committee may determine.

Notwithstanding paragraph (b) above, upon a Participant's termination of Service other than by death or for Cause, the Participant may exercise all or part of the Participant's Option, to the extent the Options have vested and are exercisable under the terms of the Plan and the Award Agreement, at any time before the expiration of such Options.  Further, to the extent the Options have vested and are exercisable under the terms of the Plan and the Award Agreement, in the event that the Participant dies after the termination of the Participant's Service but before the expiration of the Participant's Options, all or part of such Options may be exercised (prior to expiration) by the executors or administrators of the Participant's estate or by any person who has acquired such Options directly from the Participant by beneficiary designation, bequest, or inheritance.

(2) Termination of Service for Cause. Unless otherwise determined by the Compensation Committee in its sole discretion or as otherwise provided in a Participant's Award Agreement, in the event that a Participant's Service is terminated for Cause, the Participant shall immediately forfeit all of his Options (whether or not vested).

(3) Death of Participant. If a Participant dies while the Participant is in Service, then the Participant's Options shall expire on the earlier of the following dates:

(i)	the expiration of the period described in (a) above; or

(ii)	the date that is one (1) year after the Participant's death.

To the extent the Options have vested and are exercisable under the terms of the Plan and the Award Agreement, all or part of such Options may be exercised (prior to expiration) by the executors or administrators of the Participant's estate or by any person who has acquired such Options directly from the Participant by beneficiary designation, bequest, or inheritance.

(d) Special Limitations on Incentive Stock Options.  An Incentive Stock Option may be granted only to an individual who is employed by the Company or any parent or subsidiary corporation (as defined in Code Section 424) at the time the Option is granted.  To the extent that the aggregate Fair Market Value (determined at the time the respective Incentive Stock Option is granted) of Common Stock with respect to which Incentive Stock Options are exercisable for the first time by an individual during any calendar year under all incentive stock option plans of the Company and its parent and subsidiary corporations exceeds $100,000, such Incentive Stock Options shall be treated as Options which do not constitute Incentive Stock Options.  The Compensation Committee shall determine, in accordance with applicable provisions of the Code, Treasury Regulations and other administrative pronouncements, which of a Participant's Incentive Stock Options will not constitute Incentive Stock Options because of such limitation and shall notify the Participant of such determination as soon as practicable after such determination.  No Incentive Stock Option shall be granted to an individual if, at the time the Option is granted, such individual owns stock possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or of its parent or subsidiary corporation, within the meaning of Code Section 422(b)(6), unless (i) at the time such Option is granted the option price is at least one hundred ten percent (110%) of the Fair Market Value of the Common Stock subject to the Option, and (ii) such Option by its terms is not exercisable after the expiration of five (5) years from the date of grant.  An Incentive Stock Option shall not be transferable otherwise than by will or the laws of descent and distribution, and shall be exercisable during the Participant's lifetime only by such Participant or the Participant's guardian or legal representative.

(e) Stock Option Award Agreement.  Each Option shall be evidenced by a Stock Option Award Agreement in such form and containing such provisions not inconsistent with the provisions of the Plan as the Compensation Committee from time to time shall approve, including, without limitation, provisions to qualify an Incentive Stock Option under Code Section 422.  Each Stock Option Award Agreement shall specify the effect of termination of (i) employment, or (ii) any period of service as a Director or Independent Contractor on the exercisability of the Option.  The terms and conditions of the respective Award Agreements need not be identical.  Subject to the consent of the Participant, the Compensation Committee may, in its sole discretion, amend an outstanding Stock Option Award Agreement from time to time in any manner that is not inconsistent with the provisions of the Plan.

(f) Option Price and Payment.  The price at which a share of Common Stock may be purchased upon exercise of an Option shall be determined by the Compensation Committee but, subject to adjustment as provided in Article VIII, such purchase price shall not be less than the Fair Market Value of a share of Common Stock on the date such Option is granted.  Unless an Award Agreement provides otherwise, the Option or portion thereof may be exercised by delivery of an irrevocable notice of exercise to the Company, as specified by the Compensation Committee.  The purchase price of the Option or portion thereof shall be paid in full in the manner prescribed by the Compensation Committee, unless otherwise specified in such Award Agreement.  Separate stock certificates shall be issued by the Company for those shares acquired pursuant to the exercise of an Incentive Stock Option and for those shares acquired pursuant to the exercise of any Option that does not constitute an Incentive Stock Option.

(g) Restrictions on Repricing of Options.  Except as provided in Article VIII, the terms of outstanding Awards may not be amended to reduce the exercise price of outstanding Options or cancel, exchange, substitute, buyout or surrender outstanding Options in exchange for cash, other Awards or Options with an exercise price that is less than the exercise price of the original Options without Board approval.

(h) Shareholders Agreement; Stockholder Rights and Privileges.  As a condition to the grant, exercise, or settlement of an Option, the Company shall require each Participant to agree to be bound by and adhere to all or specified portions of the terms of the Shareholders Agreement.  In this connection, the Company may provide that a Participant will not necessarily enjoy the same rights or privileges as the other stockholders of the Company.  The Participant shall be entitled to all the privileges and rights of a stockholder only with respect to such shares of Common Stock as have been purchased under the Option and for which certificates of stock have been registered in the Participant's name.  The Company shall provide the necessary documentation within five (5) business days from the date of the exercise event as described in the Award Agreement.

VIII. RECAPITALIZATION OR REORGANIZATION

(a) No Effect on Right or Power.  The existence of the Plan and the Awards granted hereunder shall not affect in any way the right or power of the Board or the stockholders of the Company to make or authorize any adjustment, recapitalization, reorganization or other change in the Company's or any subsidiary's capital structure or its business, any merger or consolidation of the Company or any subsidiary, any issue of debt or equity securities ahead of or affecting Common Stock or the rights thereof, the dissolution or liquidation of the Company or any subsidiary or any sale, lease, exchange or other disposition of all or any part of its assets or business or any other corporate act or proceeding.

(b) Adjustment upon a Change in Capitalization

(1) Subdivision or Consolidation of Shares; Stock Dividends.  The shares with respect to which Awards may be granted are shares of Common Stock as presently constituted, but if, and whenever, prior to the expiration of an Award theretofore granted, the Company shall effect a subdivision or consolidation of shares of Common Stock or the payment of a stock dividend on Common Stock without receipt of consideration by the Company, the number of shares of Common Stock with respect to which such Award may thereafter be exercised or satisfied, as applicable (i) in the event of an increase in the number of outstanding shares shall be proportionately increased, and the purchase price per share shall be proportionately reduced, and (ii) in the event of a reduction in the number of outstanding shares shall be proportionately reduced, and the purchase price per share shall be proportionately increased.  Any fractional share resulting from such adjustment shall be rounded down to the next whole share.

(2) Recapitalizations.  If the Company recapitalizes, reclassifies its capital stock, or otherwise changes its capital structure (a "recapitalization"), the number and class of shares of Common Stock covered by an Award theretofore granted shall be adjusted so that such Award shall thereafter cover the number and class of shares of stock and securities to which the Participant would have been entitled pursuant to the terms of the recapitalization if, immediately prior to the recapitalization, the Participant had been the holder of record of the number of shares of Common Stock then covered by such Award.

(c) Adjustment upon a Change in Control.  If a Change in Control occurs, no later than ten (10) days after the approval by the stockholders of the Company of the merger, consolidation, reorganization, sale, lease or exchange of assets or dissolution or such election of Directors, the Compensation Committee, acting in its sole discretion without the consent or approval of any Participant, shall effect one or more of the following alternatives, which alternatives may vary among individual Participants and which may vary among Awards held by any individual Participant:

(1) provide in writing in connection with such transaction constituting the Change in Control for the continuance and/or assumption of the Options granted under the Plan, or the substitution of new Options for such Options (with appropriate adjustment as to the number and kind of securities deliverable with respect thereto and the purchase price therefor);

(2) unless an Award Agreement provides otherwise, accelerate the time at which Options then outstanding may be exercised so that such Options may be exercised in full for a limited period of time on or before a specified date (before or after such Change in Control) fixed by the Compensation Committee, after which specified date all unexercised Options and all rights of Participants thereunder shall terminate; or

(3) require the mandatory surrender to the Company by selected Participants of some or all of the outstanding Options held by such Participants (irrespective of whether such Options are then exercisable under the provisions of the Plan) as of a date, before or after such Change in Control, as specified by the Compensation Committee, in which event the Compensation Committee shall thereupon cancel such Options and the Company shall pay (or cause to be paid) to each Participant an amount of cash equal to the excess, if any, of (i) (a) the amount paid by a buyer for a Share of Common Stock, multiplied by (b) the total number of the Participant's Options to be cancelled under this Subsection (d)(3), minus (ii) the aggregate exercise price of such Options.

(d) Payment Deferral.  In the event that the consideration offered to stockholders of the Company in any transaction described in Subsection (c) above consists of anything other than cash, the Compensation Committee shall determine the fair cash equivalent of the portion of the consideration offered which is other than cash.  In addition, and notwithstanding anything to the contrary contained in the Plan or the Award Agreement, if the form of payment made to the Company's stockholders is payable over an extended period of time in relation to a Change in Control, then the Company may elect to pay a commensurate portion of any amount payable under this Article VIII as a series of installment payments, provided that such payments must be made over a period which does not exceed five (5) years, the payment schedule must be the same as applies to the Company's stockholders and such schedule must satisfy the requirements of Treasury Regulation Section 1.409A-3(i)(5)(iv)(A).

(e) Other Changes in the Common Stock.  In the event of changes in the outstanding Common Stock by reason of recapitalizations, reorganizations, mergers, consolidations, combinations, split-ups, split-offs, spin-offs, exchanges or other relevant changes in capitalization or distributions to the holders of Common Stock occurring after the date of the grant of any Award and not otherwise provided for by this Article VIII, such Award and any agreement evidencing such Award shall be subject to adjustment by the Compensation Committee at its sole discretion as to the number and price of shares of Common Stock or other consideration subject to such Award.  In the event of any such change in the outstanding Common Stock or distribution to the holders of Common Stock, or upon the occurrence of any other event described in this Article VIII, the aggregate number of shares available under the Plan and the maximum number of shares that may be subject to Awards granted to any one individual may be appropriately adjusted to the extent, if any, determined by the Compensation Committee, whose determination shall be conclusive.

(f) Stockholder Action.  Any adjustment provided for in the above Subsections shall be subject to any required stockholder action.

(g) No Adjustments unless Otherwise Provided.  Except as hereinbefore expressly provided, the issuance by the Company of shares of stock of any class or securities convertible into shares of stock of any class, for cash, property, labor or services, upon direct sale, upon the exercise of rights or warrants to subscribe therefor, or upon conversion of shares or obligations of the Company convertible into such shares or other securities, and in any case whether or not for fair value, shall not affect, and no adjustment by reason thereof shall be made with respect to, the number of shares of Common Stock subject to Awards theretofore granted or the purchase price per share, if applicable.

IX. AMENDMENT AND TERMINATION OF THE PLAN

The Board in its discretion may terminate the Plan at any time with respect to any shares of Common Stock for which Awards have not theretofore been granted.  The Board shall have the right to alter or amend the Plan or any part thereof from time to time; provided that no change in the Plan may be made that would impair the rights of a Participant with respect to an Award theretofore granted without the consent of the Participant, and provided, further, that the Board may not, without approval of the stockholders of the Company, (i) amend the Plan to increase the maximum aggregate number of shares that may be issued under the Plan or change the class of individuals eligible to receive Awards under the Plan, or (ii) amend or delete Section VII(f).

X. MISCELLANEOUS

(a) No Right To An Award.  Neither the adoption of the Plan nor any action of the Board or of the Compensation Committee shall be deemed to give any individual any right to be granted an Option, or any other rights hereunder except as may be evidenced by an Award Agreement duly executed on behalf of the Company, and then only to the extent and on the terms and conditions expressly set forth therein.  The Plan shall be unfunded.  The Company shall not be required to establish any special or separate fund or to make any other segregation of funds or assets to assure the performance of its obligations under any Award.

(b) No Employment Rights Conferred.  Nothing contained in the Plan shall (i) confer upon any Employee any right with respect to continuation of employment with the Company or any subsidiary, (ii) confer on any Independent Contractor or Director any right to remain in the service of the Company or any subsidiary, or (iii) interfere in any way with the right of the Company or any subsidiary to terminate his or her employment or service at any time.

(c) Other Laws; Withholding.  The Company shall not be obligated to issue any Common Stock pursuant to any Award granted under the Plan at any time when the shares covered by such Award have not been registered under the Securities Act of 1933, as amended, and such other state and federal laws, rules and regulations as the Company or the Compensation Committee deems applicable and, in the opinion of legal counsel for the Company, there is no exemption from the registration requirements of such laws, rules and regulations available for the issuance and sale of such shares.  No fractional shares of Common Stock shall be delivered, nor shall any cash in lieu of fractional shares be paid.  The Company shall have the right to deduct in connection with all Awards any taxes required by law to be withheld and to require any payments required to enable it to satisfy its withholding obligations.

(d) No Restriction on Corporate Action.  Nothing contained in the Plan shall be construed to prevent the Company or any subsidiary from taking any action which is deemed by the Company or such subsidiary to be appropriate or in its best interest, whether or not such action would have an adverse effect on the Plan or any Award made under the Plan.  No Participant, beneficiary or other person shall have any claim against the Company or any subsidiary as a result of any such action.

(e) Restrictions on Transfer.  An Award (other than an Incentive Stock Option, which shall be subject to the transfer restrictions set forth in Article VII(d)) shall not be transferable otherwise than (i) by will or the laws of descent and distribution, (ii) pursuant to a qualified domestic relations order as defined by the Code or Title I of the Employee Retirement Income Security Act of 1974, as amended, or the rules thereunder, or (iii) with the consent of the Compensation Committee.

(f) Right of Offset.  The Company will have the right to offset against its obligation to deliver shares of Common Stock under the Plan or any Award Agreement any outstanding amounts (including, without limitation, travel and entertainment or advance account balances, loans, repayment obligations under any Awards, or amounts repayable to the Company pursuant to tax equalization, housing, automobile or other employee programs) that the Participant then owes to the Company and any amounts the Compensation Committee otherwise deems appropriate pursuant to any tax equalization policy or agreement; provided, however, that no such offset shall be permitted if it would constitute an "acceleration" of a payment hereunder within the meaning of Code Section 409A, and that the Company shall not have the right to offset any amount over $5,000 with respect to Awards subject to Code Section 409A.  This right of offset shall not be an exclusive remedy and the Company's election not to exercise the right of offset with respect to any amount payable to a Participant shall not constitute a waiver of this right of offset with respect to any other amount payable to the Participant or any other remedy.

(g) Code Section 409A.  It is the intention of the Company that no Award shall be "deferred compensation" subject to Code Section 409A unless and to the extent that the Compensation Committee specifically determines otherwise, and the Plan and the terms and conditions of all Awards shall be interpreted accordingly.  The terms and conditions governing any Awards that the Compensation Committee determines will be subject to Code Section 409A, including any rules for elective or mandatory deferral of the delivery of cash or shares of Common stock pursuant thereto, shall be set forth in the applicable Award Agreement, and shall comply in all respects with Code Section 409A.  Notwithstanding any provision herein to the contrary, any Award issued under the Plan that constitutes a deferral of compensation under a "nonqualified deferred compensation plan" as defined under Code Section 409A(d)(1) and is not specifically designated as such by the Compensation Committee shall be modified or cancelled to comply with the requirements of Code Section 409A, including any rules for elective or mandatory deferral of the delivery of cash or Shares pursuant thereto. Unless expressly permitted by the Compensation Committee in an Award Agreement, a Participant does not have any right to make any election regarding the time or form of any payment pursuant to an Award.

(h) Governing Law.  The Plan shall be governed by, and construed in accordance with, the laws of the State of Delaware, without regard to conflicts of laws principles thereof.